Exhibit 99.1

Yew Bio-Pharm Group Announces New Significant Agreement

EL MONTE, California, Sept. 12, 2018 (GLOBE NEWSWIRE) -- Yew Bio-Pharm Group, Inc. (OTCQB:YEWB) (“YEWB” or the “Company”), a major grower and seller of yew trees, yew raw materials used in the manufacture of traditional Chinese medicine, handicraft products made from yew timber and yew candle and soap made with yew essential oil in China, announced that it recently signed a significant Product Sales and Exclusive Distribution Agency Agreement (“Agency Agreement”) to sell yew essential oil extracted from Taxus cuspidate. The Agency Agreement will continue for three years until July, 2021.

According to the Agency Agreement, in order to maintain exclusive agency rights, the agency agrees to purchase no less than RMB 30,000,000 or about USD 4,300,000 worth of yew essential oil from the Company during the first year, and the purchase amount will increase at least 30% year over year. In addition, pursuant to the Agency Agreement, the agency will place several orders to purchase yew essential oil in each agreement year. The Company received the first order payment of RMB 210,000 or about $30,000 in US dollar on September 4, 2018.

“We are excited about the newly signed Agency Agreement." said Mr. Zhiguo Wang, Chairman and Chief Executive Officer of YEWB. "We officially started our business model transformation from the year of 2015. We have developed different series of new products such as yew essential oil candle and soap, coffee products, yew essential oil skin care and so forth in the past three years. We believe our revenue composition will become more diversified as we continue to enrich our product categories.”

ABOUT YEW BIO-PHARM GROUP, INC. (OTCQB:YEWB)

Yew Bio-Pharm Group, Inc., through its operating entity, Harbin Yew Science and Technology Development Co., Ltd. (HDS), is a major grower and seller of yew trees, yew raw materials used in the manufacture of traditional Chinese medicine (TCM) and products made from yew timber in China. Raw material from the species of yew tree that the Company grows contains taxol, and TCM containing yew raw materials has been approved as a traditional Chinese medicine in China for secondary treatment of certain cancers.  The Company uses a patented, accelerated growth technology to speed the growth and maturity and commercialization of yew trees and believes that it is one of the few companies possessing a permit to sell them. Yew Bio-Pharm also recently established a division to focus on organic foods and dietary supplements with the aim of developing new business opportunities in related industries. To learn more, please visit www.yewbiopharm.com

SAFE HARBOR
This press release forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  These forward-looking statements involve a number of risks and uncertainties that could cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  A number of factors could cause actual results to differ materially from those contained in any forward-looking statement, including but not limited to the following: our ability to collect from our largest customers; our dependence on a small number of customers for raw materials, including a related party; our ability to continue to purchase raw materials at relatively stable prices; our dependence on a small number of customers for our yew trees for reforestation; our ability to market successfully raw materials used in the manufacture of traditional Chinese medicines; and our ability to receive continued preferential tax treatment for the sale of yew trees and potted yew trees.  From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K. Yew Bio does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as required under applicable law.

Company Contacts:

Henry Pang

Yew Bio-Pharm Group, Inc.

Tel: (626) 401-9588

hpang@yewbiopharm.com